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                                                                      EXHIBIT 11

                           WESTERN DIGITAL CORPORATION

                        COMPUTATION OF PER SHARE EARNINGS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           THREE-MONTH PERIOD ENDED     NINE-MONTH PERIOD ENDED
                                           ------------------------     -----------------------
                                            MAR. 29,      MAR. 30,      MAR. 29,      MAR. 30,
                                              1997          1996          1997          1996
                                            --------      --------      --------      --------
PRIMARY

Net income ...........................      $ 82,595      $ 19,438      $179,702      $ 64,158
                                            ========      ========      ========      ========
Weighted average number of common
shares outstanding during the period .        43,606        44,895        43,775        47,137

Incremental common shares attributable
to exercise of outstanding options ...         3,411         1,697         3,125         1,753
                                            --------      --------      --------      --------
Total shares .........................        47,017        46,592        46,900        48,890
                                            ========      ========      ========      ========
Net income per share .................      $   1.76      $    .42      $   3.83      $   1.31
                                            ========      ========      ========      ========
FULLY DILUTED

Net income ...........................      $ 82,595      $ 19,438      $179,702      $ 64,158
                                            ========      ========      ========      ========
Weighted average number of common
shares outstanding during the period .        43,606        44,895        43,775        47,137

Incremental common shares attributable
to exercise of outstanding options ...         3,412         1,815         3,353         1,877
                                            --------      --------      --------      --------
Total shares .........................        47,018        46,710        47,128        49,014
                                            ========      ========      ========      ========
Net income per share .................      $   1.76      $    .42      $   3.81      $   1.31
                                            ========      ========      ========      ========
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